Exhibit 99.1

Monogram Technologies Secures Initial Strategic Clinical Trial Collaboration

Clinical Trial Collaboration Follows 510(k) Submission and Passing of FDA Administrative Review; Preludes Planned International Launch for the mBôs TKA System

Strategic Partner Shalby is Recognized as one of the Leading Institutions for Orthopedic Surgeries Worldwide, Performing Over 14,000 Annual Knee Replacement Surgeries Globally

AUSTIN, TX – August 12, 2024 – Monogram Technologies Inc. (NASDAQ: MGRM) ("Monogram" or the "Company"), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced its strategic collaboration with Shalby Limited (NSE: SHALBY) (“Shalby”), a global muti-specialty hospital chain and one of India’s leading orthopedic hospital groups, to conduct a multicenter clinical trial to demonstrate the safety and effectiveness of the mBȏs TKA System.

Shalby is the largest (ranked #1 in arthroplasty by volume) orthopedic hospital chain in the world employing over 4,000 people at 14 hospitals in 13 cities and more than 3 million patients treated. Shalby represents approximately 15% of the organized arthroplasty market in India, which has an approximate market size of 200,000 TKAs per year (with a compound annual growth rate of approximately 20% and a population of 1.4 billion people). Shalby, which has been growing at a 20% fifteen-year CAGR, currently operates in 8 countries with aggressive multi-continent international expansion plans. In May 2021, Shalby purchased California-based Consensus Orthopedics and established a US presence.

"Shalby Advanced Technologies, Inc., aspires to become a top 10 player in orthopedics globally within the next decade,” said Dr. Vikram Shah, Chairman of Shalby. “We believe many markets around the globe are completely underserved. We recognize the importance of advanced technologies to realize this ambitious goal.”

Under the collaboration, Shalby will enroll patients at various sites in India for surgeons to evaluate the safety and effectiveness of the mBȏs TKA System with the Consensus CKS implant, which is substantially equivalent to the Monogram mPress implants for regulatory purposes. Monogram received comments on the Clinical Investigational Plan during its February 2024 Presubmission Communications with the FDA and has incorporated feedback into its 510(k) application submitted to the FDA on July 19, 2024 and which passed the FDA Administrative Review. Notably, the strategic collaboration contemplates the post-trial transfer of a robot to the hospital system under certain conditions following the trial as the companies contemplate further collaboration.

Through this clinical trial, Monogram will be provided access to a network of highly experienced knee replacement surgeons under the guidance of Dr. Vikram Shah.

Dr. Shah continued: “As the largest orthopedic hospital group in the world we have the privilege, with our esteemed surgeons, of evaluating the leading robots and advanced technologies on the market including pipeline products. We have seen the mBȏs TKA System and next-generation pipeline firsthand and can say that we believe that what Monogram is working on could change the face of orthopedic medicine forever. We are excited to partner with Monogram and believe the market potential for their system in the United States and globally is very significant and could scale very quickly. We look forward to working with the Monogram team and broadening our relationship over the months to come.”

“With over 200,000 TKAs annually, we believe India represents a massive market potential driven by a large population and demographic tailwinds. India is underpenetrated for robotics but is rapidly growing, and we believe the market potential is likely in the hundreds of systems” said Ben Sexson, CEO of Monogram Technologies Inc. “Shalby is a world class organization and we have been nothing but impressed by the caliber of their surgeons and standard of care. We resonate with Shalby’s ambitious growth plans globally including in the United States and look forward to validating the value proposition of the mBȏs TKA System with real world data. Our recent 510(k) submission and passing of the FDA Administrative Review is a catalyst for strategic synergies.”

Monogram plans to leverage the clinical data from the US study for post-launch marketing and to support international clearance and commercialization. Both Companies see a significant clinical need for a highly intuitive, safe, and accurate multi-application robotic platform. The Companies expect the relationship to extend, with additional studies on next-generation solutions like mVision to follow.

About Shalby Limited

Shalby Limited (NSE: SHALBY) is India’s leading multi-specialty hospital established by Dr. Vikram Shah and has over 30 years’ experience in delivering quality and affordable healthcare. Shalby purchased California based Consensus Orthopedics in May 2021. It currently operates a chain of 11 multispecialty tertiary hospitals and 5 Orthopedic Centers under Shalby Orthopedics Center of Excellence (SOCE) across India with an aggregate bed capacity of over 2,350 hospital beds and also diversified into Knee and Hip Implants manufacturing in the US. Shalby has performed more than 1,50,000 Joint Replacement Procedure so far and became globally the no 1 player in joint replacements by volumes. It is the largest center of Joint Replacement Surgery in India with 15% market share in organized market. Shalby has more than 4,600 plus in-house team of skilled doctors, surgeons and support staff with relevant industry experience and in-depth domain expertise, who have been leading the Company’s growth. For more information visit www.shalby.org.

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants and applied for 510(k) clearance for its robotic products. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit monogramtechnologies.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. For example, the Company's statement regarding the Company's proposed use of net proceeds is a forward-looking statement. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company's other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

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